EXHIBIT 99.1


                            SUPPLEMENT NUMBER 1 TO
                       SECOND AMENDED OFFERING CIRCULAR

                        MIRANT AMERICAS GENERATION, LLC

                             Offer to Exchange our
                 8.25% Senior Secured Notes due 2008 and Cash
                                for all of our
                         7.625% Senior Notes due 2006
                            (CUSIP No. 60467P-AG-9)

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   THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
        JULY 14, 2003, UNLESS EXTENDED BY US (THE "EXPIRATION DATE").
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         This Supplement Number 1 (the "Supplement") supplements the Second
Amended Offering Circular (the "Offering Circular") by Mirant Americas Generation, LLC ("MAG") dated June 30, 2003.

         Unless otherwise defined herein, capitalized terms used herein have the same meanings as in the Offering Circular. Except as set forth herein, the terms and conditions of the Exchange Offer remain as set forth in the Offering Circular.

The Exchange Agent for the                The Information Agent for the
Exchange Offer is:                        Exchange Offer is:

Deutsche Bank Trust Company Americas      Innisfree M&A Incorporated


                        _______________________________

         See "Risk Factors" beginning on page 11 of the Offering Circular for a discussion of risks you should consider before tendering your Existing Notes.

                       _______________________________

                 The date of this Supplement is July 9, 2003.

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                          FORWARD-LOOKING STATEMENTS

         The information presented in this Supplement and in the Offering Circular includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, including those contained in the section entitled "Risk Factors" and other sections of this Supplement and the Offering Circular, including the documents incorporated by reference herein and therein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We expressly disclaim a duty to update any of the forward-looking statements.

Restructured Credit Facilities

         First Lien

         Under the Out-of-Court Alternative, the Offering Circular contemplated that the liens securing the New Secured Notes would be second in priority to the lenders under the MAG Secured Credit Facility, the Mirant Term A Facility and the Mirant Liquidity Facility, and certain future indebtedness that Mirant or MAG may enter into from time to time; provided that in no event would the aggregate amount of indebtedness secured by a first lien exceed $1.1 billion. Pursuant to this Supplement, the Offering Circular is hereby amended to provide that in no event will the aggregate amount of indebtedness secured by a first lien exceed $1.25 billion.

         Under the In-Court Alternative, the Offering Circular contemplated that the liens securing the New Secured Notes would be second in priority to the lenders under the MAG Secured Credit Facility, any Mirant Exit Facility entered into upon Mirant's emergence from bankruptcy and certain future indebtedness that Mirant or MAG may enter into from time to time; provided that in no event would the aggregate amount of indebtedness secured by a first lien exceed $1.1 billion. Pursuant to this Supplement, the Offering Circular is hereby amended to provide that in no event will the aggregate amount of indebtedness secured by a first lien exceed $1.25 billion.

         Interest Rate and Target Prepayments

         Under the In-Court Alternative, the Offering Circular contemplated that at our option and subject to certain limitations, the interest rate on the loans under the Mirant Term Loan Facility would be either (a) the base rate plus 3.25% or (b) LIBOR plus 4.25%. Pursuant to this Supplement, the Offering Circular is hereby amended to provide that, at our option and subject to certain limitations, the interest rate on the loans under the Mirant Term Loan Facility will be either (a) the base rate plus 3.25% or (b) LIBOR plus 4.5%.

         The Offering Circular contemplated that we would make "soft" amortization payments (i.e., amortization payments which if not made would not trigger a default) of $200 million and $500 million on the second and third anniversary, respectively, of the closing date. Pursuant to this Supplement, the Offering Circular is hereby amended to provide that we will be required to make "soft" amortization payments of $100 million and $300 million on the second and third anniversary, respectively, of the closing date. Incentives for making such "soft" amortization payments remain unchanged.

         The Offering Circular contemplated that a "hard" amortization payment (i.e., an amortization payment which if not made would trigger a default) of $500 million would be due on the fourth anniversary of the closing date, provided that 50% of the "soft" amortization payments previously made were credited against such "hard" amortization. Pursuant to this Supplement, the Offering Circular is hereby amended to

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provide that amortization of $100 million, $200 million and $350 million will be due on the second, third and fourth anniversary, respectively, of the closing date. Fifty percent of the "soft" amortization payments previously made will continue to be credited against the "hard" amortization payment required to be made on the fourth anniversary of the closing date.

         The Offering Circular contemplated that all amortization payments would be applied against loans outstanding under the Mirant Term Loan Facility and the MAEM Credit Facility. Pursuant to this Supplement, the Offering Circular is hereby amended to provide that such amortization payments will be applied on a pro rata basis (i) at Mirant's option, against the portion of the Mirant Exit Facility provided by lenders party to Mirant's existing credit facilities or against loans outstanding under the Mirant Term Loan Facility and (ii) the MAEM Credit Facility.

Warrants

         Mirant has agreed to increase the number of Warrants granted to the Mirant Bank Lenders on the Distribution Date of the Plan of Reorganization so that such lenders can acquire 24,883,948 shares of Mirant's common stock (rather than 14,609,286 shares of Mirant's common stock), and has further agreed that the strike price for Warrants granted to the Mirant Bank Lenders and to tendering holders of Existing Mirant Securities will be 100% of the average closing price of Mirant common stock as quoted on the NYSE for thirty
(30) consecutive trading days ending six (6) months from the Distribution Date. The other terms of the Warrants are unchanged.

Conditions to the Obligations of the Issuer in the Exchange Offer

         The conditions to the Exchange Offer contained in the Offering Circular shall remain in full effect as set forth in the Offering Circular.

                                  CONCLUSION

         All Noteholders who wish to tender their Existing Notes for exchange should complete and return their Letters of Transmittal and/or Notices of Guaranteed Delivery so that they will be RECEIVED by the Exchange Agent on or before 12:00 Midnight, New York City time on July 14, 2003.


                                 MIRANT AMERICAS GENERATION, LLC
                                 By: /s/ J. WILLIAM HOLDEN, III
                                     -----------------------------
                                 Name:  J. William Holden, III
                                 Title: Senior Vice President and Treasurer

Dated: July 9, 2003

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

         MAG has appointed Innisfree M&A Incorporated as the Information Agent for the Exchange Offer. All inquiries relating to this Supplement or the Offering Circular and the transactions contemplated hereby and thereby should be directed to the Information Agent at the telephone numbers and address set forth below.

         The Information Agent for the Exchange Offer is:

                          Innisfree M&A Incorporated
                        501 Madison Avenue, 20th Floor
                           New York, New York 10022
                Banks and Brokers Call Collect: (212) 750-5833
                                      or
                   All Others Call Toll Free: (877) 750-2689

         MAG has appointed Deutsche Bank Trust Company Americas as the Exchange Agent for the Exchange Offer. All completed Letters of Transmittal and agent's messages should be directed to the Exchange Agent at one of the addresses set forth below. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your Existing Notes should also be directed to the Exchange Agent at one of the following telephone numbers and addresses:

         Delivery To: Deutsche Bank Trust Company Americas, Exchange Agent for the Exchange Offer

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

By Regular or Certified Mail:            By Hand:              By Overnight Mail or Courier:

DB Services Tennessee, Inc.          Deutsche Bank Trust         DB Services Tennessee, Inc.
   Reorganization Unit               Company Americas             Corporate Trust & Agency
   P.O. Box 292737                 c/o The Depository Trust              Services
Nashville, TN 37229-2737             Clearing Corporation          Reorganization Unit
                                   55 Water Street, 1st Floor     648 Grassmere Park Road
                                     Jeannete Park Entrance         Nashville, TN 37211
                                      New York, NY 10041          Attention: Karl Shepard

______________________                                            ______________________
To Confirm by Telephone                                               By Facsimile
or for Information Call:                                           (Eligible Guarantor
______________________                                             Institutions Only):
(800) 735-7777                                                    _______________________
                                                                     (615) 835-3701

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         Delivery of a Letter of Transmittal and consent or agent's message to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the Letter of Transmittal and consent or agent's message.

         Requests for additional copies of this Supplement, the Offering Circular, MAG's 2002 Annual Report on Form 10-K, the Letter of Transmittal or Notice of Guaranteed Delivery may be directed to either the Exchange Agent or the Information Agent at the respective telephone numbers and addresses listed above.

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